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                                                                    EXHIBIT 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K/A of Philip Morris Companies Inc. dated December 11, 2000 of our report dated February 2, 2000 on our audit of the consolidated financial statements of Nabisco Holdings Corp. for the year ended December 31, 1999 appearing in the Annual Report on Form 10-K/A of Nabisco Holdings Corp. for the year ended December 31, 1999.


                                            /s/ Deloitte & Touche LLP


Parsippany, New Jersey
February 22, 2001